UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                       _________________________________

                                   FORM 8-K

                                Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):   September 19, 2005


                                 CENTALE, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


        New York                  0-50863                  22-3621870
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(State of Incorporation)       (Commission File    	 (IRS Employer
                                Number)                   Identification No.)


           6700 N. Andrews Ave., Suite 605, Ft. Lauderdale, FL 33309
           ---------------------------------------------------------
                   (Address of principal executive offices)

                                (754) 224-3300
                         -----------------------------
                         Registrant's Telephone Number


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).




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Item 1.01  Entry Into a Material Definitive Agreement

     On September 19, 2005 Centale entered into an agreement dated September 14, 2005 with Thaddeus A. Wier, Jr. and Donna A. Wier that modified the Advisory Agreement among them. In lieu of the payments required under the Advisory Agreement ($20,000 per month through March 31, 2008), Centale issued to Donna A. Wier a 5% Secured Convertible Debenture that calls for fifty monthly payments of $12,000 plus interest accrued at 5% per annum. The holder of the Debenture may convert the principal and interest into Centale common stock at a conversion price equal to the lesser of $.75 per share or 75% of the average closing bid price for the five trading days preceding conversion. Centale's obligation under the Debenture is secured by a pledge of its assets.

Item 9.01  Financial Statements and Exhibits

     Exhibits

10-a 5% Secured Convertible Promissory Note dated September 14, 2005 issued to Donna A. Wier.

10-b Security Agreement dated September 14, 2005 between Centale, Inc. and
     Donna A. Wier.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CENTALE, INC.


Dated: September 20, 2005                 By:/s/ Patrick T. Parker
                                          --------------------------
                                          Patrick T. Parker
                                          Chief Executive Officer